Exhibit 99.2

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                                                                   Press Release


                Media and Investor Contact:        Kimberly S. Herman
                                                   (631) 501-7080
                                                   kimberly.herman@gentiva.com

                Financial Contact:                 John Potapchuk
                                                   (631) 501-7035


FOR IMMEDIATE RELEASE

                Gentiva Health Services Names Corporate Officers

                 Ron Malone Confirmed as Chief Executive Officer


     Melville, N.Y., June 14, 2002--Gentiva Health Services, Inc. (Nasdaq:
GTIV), the nation's leading provider of home health care, announced today that its Board of Directors has elected six officers to serve as the company's new executive management team. The change in management results from the sale of the company's Specialty Pharmaceutical Services (SPS) business, which closed June 13, 2002, and its focus solely on the home health care business going forward.

     As previously announced, Ron Malone now moves into the role of chief executive officer; former chief executive officer Ed Blechschmidt will continue to serve on the Board of Directors. Additional officers include Al Perry, president and chief operating officer; John Potapchuk, senior vice president and chief financial officer; Bob Creamer, senior vice president and chief information officer; Kim Herman, senior vice president and chief marketing officer; and Chris Anderson, vice president and chief compliance officer.


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     "This team's strategic vision, operations expertise and thorough understanding of the health care industry positions us to meet our goals in this exciting and dynamic market," commented Ron Malone, Gentiva's chief executive officer. "We are also pleased to have Ed remain in the important roles of board member and shareholder."

     Ron Malone joined Gentiva in March 2000, serving as executive vice president of the Nursing business. When Gentiva formed the Home Health Division, which merged CareCentrix, the company's managed care business, and Nursing, Ron was named executive vice president and president of Home Health.

     Al Perry has been senior vice president of Gentiva since November 1999. He joined the company in 1994 as vice president of business development and later became senior vice president of CareCentrix. In January 2001, Al was appointed senior vice president of Nursing Services.

     John Potapchuk served as vice president of finance and controller for Gentiva since March 2000. John joined the company in 1991, subsequently serving in several corporate financial management positions, including vice president and operations controller and vice president of finance.

     Bob Creamer has been with Gentiva for eight years in various roles, most recently vice president of finance for the Specialty Pharmaceutical Services and CareCentrix divisions as well as vice president of financial operations.

     Kim Herman came to Gentiva in 1997 as vice president of strategic planning. She has had responsibility for sales, communications and emerging businesses and was most recently vice president, marketing and business development.

     Chris Anderson has been chief compliance officer and vice president of audit services and quality assurance for Gentiva since March 2000. His responsibilities include regulatory affairs and internal audit as well as oversight of the company's compliance program.


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     Additional information about the management team, including photographs and biographies, can be found on the investor relations section of the company's web site, www.gentiva.com.

     Gentiva Health Services (Nasdaq: GTIV) is the nation's leading provider of home health care. Its customers include managed care organizations, governmental agencies, hospitals and individuals who rely on the company as their single source for a variety of home health services including skilled nursing, rehabilitation services and help with daily living activities, among a variety of other related therapies and services. For more information, visit Gentiva's web site, www.gentiva.com.

                                   -- end --

     Information contained in this news release, other than historical information, should be considered forward-looking, and is subject to various risk factors and uncertainties. For instance, the company's strategies and operations involve risks of competition, changing market conditions, changes in laws and regulations affecting its industries and numerous other factors discussed in this release and in the company's filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those anticipated in any forward-looking statements.